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                                                                      Exhibit 21

                         CARLISLE COMPANIES INCORPORATED

                         Subsidiaries of the Registrant

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                                                             Jurisdiction of
                                                              Incorporation
                                                              -------------

Carlisle Companies Incorporated (Registrant)                     Delaware

Subsidiaries:

Carlisle Corporation -                                           Delaware

      Carlisle Engineered Products, Inc.                         Delaware

      Carlisle FoodService Products Incorporated                 Delaware
         One wholly-owned domestic subsidiaries

      Carlisle SynTec Incorporated                               Delaware
         Four wholly-owned domestic subsidiaries

      Carlisle Tire & Wheel Company                              Delaware
         Three wholly-owned domestic subsidiaries
         One wholly-owned foreign subsidiary

      Motion Control Industries, Inc.                            Delaware
         One foreign joint venture (49% ownership)
         One wholly-owned domestic subsidiary

      Tensolite Company                                          Delaware

      Trail King Industries, Inc.                                South Dakota

      Walker Stainless Equipment Company, Inc.                   Delaware

      Johnson Truck Bodies, Inc.                                 Delaware

      Carlisle Process Systems, Inc.                             Delaware
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